Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 3 to the Registration Statement (No. 333-178037) on Form S-1 of PAZOO, Inc., of our report dated November 17, 2011 (January 23, 2012 as to Note 6), relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Santora CPA Group
Newark, DE 19713-4309

January 26, 2012